Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 9, 2015, is entered into by and among INTERCONTINENTAL EXCHANGE INC. (formerly INTERCONTINENTALEXCHANGE GROUP, INC.), a Delaware corporation (the “Parent Borrower”), ICE EUROPE PARENT LIMITED, a limited company incorporated under the laws of England and Wales (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders (as hereinafter defined), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

A.           The Borrowers, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are party to the Credit Agreement, dated as of April 3, 2014 (as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this Amendment.

B.           The Parent Borrower has requested that the Required Lenders amend the Credit Agreement on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Amendments to CREDIT AGREEMENT

1.1           New Defined Terms. The following defined terms are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

““IDHC” means Interactive Data Holdings Corporation, a Delaware corporation.”

““IDHC Acquisition” means the Acquisition by the Parent Borrower (or any Subsidiary thereof) of IDHC in accordance with the IDHC Acquisition Agreement.”

““IDHC Acquisition Agreement” means the Agreement and Plan of Merger, dated as of October 26, 2015, between the Parent Borrower, Red Merger Sub Inc., IDHC and Igloo Manager Co-Invest, LLC.”

““IDHC Acquisition Date” means the date on which the IDHC Acquisition is consummated.”

““IDHC Bridge Arrangers” means Wells Fargo Securities, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.”

““IDHC Transactions” means, collectively, (a) the IDHC Acquisition, (b) the issuance or incurrence of Indebtedness (including the making of Loans) to finance a portion of the consideration paid by the Parent Borrower to consummate the IDHC Acquisition, (c) the issuance of Capital Stock of the Parent Borrower to the equityholders of IDHC as consideration for the IDHC Acquisition, (d) the refinancing of certain existing Indebtedness of IDHC and its Subsidiaries, (e) the preparation, execution and delivery of the Second Amendment of this Agreement and (f) the payment of fees, commissions and expenses in connection with each of the foregoing.”

1.2           Existing Defined Terms. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms:

““Total Leverage Ratio” means, with respect to any Reference Period, the ratio of (i) Consolidated Total Funded Debt as of the last day of such Reference Period to (ii) Consolidated EBITDA for such Reference Period; provided that Consolidated Total Funded Debt shall not include (x) Indebtedness permitted pursuant to Section 7.2(iv), 7.2(v) or 7.2(vi) except to the extent such Indebtedness has been outstanding, as of such determination date, for more than 45 days since the borrowing thereof or (y) for purposes of determining the Total Leverage Ratio at any time prior to the IDHC Acquisition Date (or the termination of the IDHC Acquisition Agreement), any Indebtedness incurred or issued by the Parent Borrower on or prior to the IDHC Acquisition Date to the extent that the net proceeds of such Indebtedness are held as cash or Cash Equivalents by the Parent Borrower (or any Subsidiary thereof) (whether held in deposit or securities accounts or otherwise) to finance the IDHC Acquisition until the consummation of the IDHC Acquisition (or the termination of the IDHC Acquisition Agreement).”

1.3           Conditions of Borrowing for IDHC Acquisition. Article III of the Credit Agreement is hereby amended by inserting a new Section 3.3 as follows:

“3.3           Conditions of Borrowing for IDHC Acquisition. Notwithstanding anything to the contrary contained herein (including in Section 3.2) or in any other Credit Document, the obligation of each Lender to make any Revolving Loans the proceeds of which are used to finance a portion of the consideration paid by the Parent Borrower to consummate the IDHC Acquisition and the other transactions contemplated thereby is subject to the satisfaction of the following conditions precedent, and only the following conditions precedent, on the relevant Borrowing Date:

(a)          The Borrowing of such Loans shall occur on the IDHC Acquisition Date, which shall be on or before the earlier to occur of (i) the termination of the IDHC Acquisition Agreement in writing and (ii) April 26, 2016, or if the “Outside Date” (as defined in the IDHC Acquisition Agreement) shall have been extended to a later date as provided in Section 8.1(a) of the IDHC Acquisition Agreement (as in effect on October 26, 2015), such later date (but in any event not later than July 26, 2016);

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(b)          The Administrative Agent shall have received a certificate of the chief financial officer of the Parent Borrower as to the solvency of the Parent Borrower and its Subsidiaries, taken as a whole, after giving effect to each element of the IDHC Transactions, in the form of Exhibit F.

(c)          All governmental and third party consents and all equityholder and board of directors (or comparable entity management body) authorizations which are required under the IDHC Acquisition Agreement to effectuate the consummation of the IDHC Acquisition shall have been obtained and shall be in full force and effect.

(d)          Since June 30, 2015, there shall not have been or occurred any event, condition or circumstance (alone or together with other occurrences or conditions), that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect. “Company Material Adverse Effect” means (with capitalized terms (other than the terms “IDHC Acquisition Agreement” and “Company Material Adverse Effect”) used in this Section 3.3(d) as defined in the IDHC Acquisition Agreement) an effect, event, change, occurrence or circumstance that (i) has a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) prevents or materially delays the ability of the Company to perform its obligations under the IDHC Acquisition Agreement; provided, however, that, in the case of clause (i), no effect, event, change, occurrence or circumstance arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Company Material Adverse Effect: (A) general changes in the industries in which the Company or its Subsidiaries operate, (B) general changes in economic conditions, including changes in the credit, debt, financial or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (C) earthquakes, floods, hurricanes, tornadoes, volcanic eruption, natural disasters or other acts of nature; (D) changes in global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism (including cyberterrorism) or military actions or any escalation, worsening of any such hostilities, acts of war, sabotage or terrorism (including cyberterrorism) or military actions existing or underway; (E) the execution, announcement, pendency or performance of the IDHC Acquisition Agreement or the consummation of the transactions contemplated thereby (including compliance with the covenants set forth therein and any action taken or omitted to be taken by the Company or any of its Subsidiaries at the written request or with the prior written consent of Parent or Merger Sub), including the impact thereof on relationships, contractual or otherwise, with, clients, customers, suppliers, distributors, partners, financing sources or employees or independent consultants or on revenue, profitability or cash flows (provided, that no effect shall be given to this clause (E) for purposes of Section 4.3 of the IDHC Acquisition Agreement and the certificate contemplated by Section 7.2(c) of the IDHC Acquisition Agreement solely as it related to such Section); (F) Parent’s or its Representatives or Affiliates announcement or other disclosure of its plans or intentions with respect to the conduct of business (or any portion thereof) of the Company or any of its Subsidiaries after the Closing; (G) any change in the cost or availability or other terms of any financing contemplated by Parent or Merger Sub to consummate the transactions contemplated hereby; (H) any changes in Laws, regulatory policies, GAAP or other applicable accounting rules; (I) the fact that the prospective owner of the Company and any of its Subsidiaries is Parent or any Affiliate of Parent; (J) any failure by the Company or any of its Subsidiaries to meet any projections, forecasts or estimates (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such failure of the Company or any of its Subsidiaries to meet projections, forecasts or estimates shall not be excluded under this clause (J)); (K) any change in the credit rating of the Company or any of its Subsidiaries (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such change in such credit rating shall not be excluded under this clause (K)); and (L) any breach of the IDHC Acquisition Agreement by Parent or Merger Sub, except, in the case of clauses (A), (B), (C), (D) and (H), to the extent that the Company and its Subsidiaries, taken as a whole, is affected in a materially disproportionate manner relative to the participants in the industries in which the Company or its Subsidiaries operate, in which case, solely the incremental disproportionate adverse impact (subject to the terms and limits herein) shall be taken into account in determining whether there has been a Company Material Adverse Effect.

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(e)          The Administrative Agent shall have received, in form and substance reasonably satisfactory to the IDHC Bridge Arrangers, (i) copies of documentation for the IDHC Acquisition and other aspects of the IDHC Transactions, including the IDHC Acquisition Agreement and all exhibits and schedules thereto, and (ii) evidence of all consents and approvals required pursuant to the terms of the IDHC Acquisition Agreement, including the consent of the board of directors of IDHC and of the equityholders of IDHC. The IDHC Acquisition shall have been consummated substantially concurrently with the Borrowing of such Loans, utilizing only the sources of consideration as agreed between the Parent Borrower, the IDHC Bridge Arrangers, and in accordance with the terms and conditions of the IDHC Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Lenders or the IDHC Bridge Arrangers (as reasonably determined by the IDHC Bridge Arrangers) unless approved by the IDHC Bridge Arrangers (which approval shall not be unreasonably withheld, conditioned or delayed), it being understood and agreed that, without limiting the generality of the foregoing, (1) any decrease in the IDHC Acquisition consideration shall not be materially adverse to the Lenders and the IDHC Bridge Arrangers so long as such decrease is allocated to reduce the Capital Stock of the Parent Borrower issued to the equityholders of IDHC as consideration for the IDHC Acquisition and the amount of such Loans on a pro rata, dollar-for-dollar basis, (2) any increase in the purchase price shall not be materially adverse to the Lenders and the IDHC Bridge Arrangers so long as such increase is funded solely by an increase in the amount of the Capital Stock of the Parent Borrower issued to the equityholders of IDHC as consideration for the IDHC Acquisition and (3) any change to the definition of “Material Adverse Effect” shall be deemed to be a modification which is materially adverse to the Lenders and the IDHC Bridge Arrangers.

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(f)          The representations and warranties made by or with respect to IDHC and its Subsidiaries in the IDHC Acquisition Agreement as are material to the interests of the Lenders shall be true and correct such that the conditions to closing set forth in the IDHC Acquisition Agreement are satisfied with respect thereto, but only to the extent that the Parent Borrower or any of its Affiliates has the right to terminate its obligations under the IDHC Acquisition Agreement, or to decline to consummate the IDHC Acquisition pursuant to the IDHC Acquisition Agreement, as result of a breach of such representations and warranties in the IDHC Acquisition Agreement. The representations and warranties of the Parent Borrower set forth in Sections 4.1 (but only with respect to clause (i) therein), 4.2, 4.3 (but only with respect to clauses (i), (ii) and (iii) therein), 4.7, 4.11 and 4.12 shall be true and correct in all material respects (except that any representation and warranty qualified as to materiality or Material Adverse Effect shall be true and correct in all respects).

(g)          No Default or Event of Default under Section 8.1(a), 8.1(e), 8.1(f) or 8.1(g) shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made on such date.

(h)          Substantially simultaneously with the Borrowing of such Loans and the consummation of the IDHC Acquisition, all existing Indebtedness of IDHC and its Subsidiaries shall be paid in full and/or defeased. On such date, after giving effect to the IDHC Transactions, neither IDHC nor any of its Subsidiaries shall have any outstanding Indebtedness (other than Indebtedness that the IDHC Bridge Arrangers and the Borrower agree may remain outstanding).

(i)          The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b).

(j)          The aggregate principal amount of such Loans shall not exceed the aggregate Unutilized Commitments at such time (determined without giving effect to such Loans).

(k)          All fees and expenses due to the IDHC Bridge Arrangers, the Administrative Agent and the Lenders required to be paid on the IDHC Acquisition Date (including the fees and expenses of counsel for the IDHC Bridge Arrangers and the Administrative Agent) will have been paid.”

ARTICLE II

conditions OF EFFECTIVENESS

2.1           The amendments set forth in Article I shall become effective as of the date (the “Second Amendment Effective Date”) when, and only when, the Administrative Agent shall have received an executed counterpart of this Amendment from the Borrowers and the Required Lenders.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Each Borrower hereby represents and warrants, on and as of the Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement (except the representation set forth in Section 4.8 thereof with respect to clauses (i) and (ii) of the definition of “Material Adverse Effect” only) and the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date), (ii) this Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms subject, in the case of the Subsidiary Borrower, to Legal Reservations and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law) and (iii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date, both immediately before and after giving effect to this Amendment and the amendments contemplated hereby.

ARTICLE IV

ACKNOWLEDGEMENT AND conFIRMATION

4.1           Each party to this Amendment hereby confirms and agrees that, after giving effect to this Amendment and the amendments and waiver contemplated hereby, and except as expressly modified hereby, the Credit Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect.

ARTICLE V

MISCELLANEOUS

5.1           Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

5.2           Credit Document. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and the other Credit Documents as amended hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

5.3           Expenses. The Credit Parties shall pay all reasonable and documented fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.

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5.4           Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5           Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6           Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7           Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

INTERCONTINENTAL EXCHANGE INC.

By:	/s/ Martin Hunter
Name:	Martin Hunter
Title:	SVP, Tax and Treasurer

ICE EUROPE PARENT LIMITED

By:	/s/ Scott A. Hill
Name:	Scott A. Hill
Title:	Director

By:	/s/ Jonathan Short
Name:	Johnathan Short
Title:	Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Multicurrency Agent, the Issuing Lender, the Swingline Lender and a Lender

By:	/s/ Tracy Moosbrugger

Name:	Tracy Moosbrugger
Title:	Managing Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sherman M. Wong

Name:	Sherman M. Wong
Title:	Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Oscar Cortez
Name:	Oscar Cortez
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ Haifeng Xu
Name:	Haifeng Xu
Title:	Executive Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

BANK OF MONTREAL (CHICAGO BRANCH), as a Lender

By:	/s/ Michael Lenardi
Name:	Michael Lenardi
Title:	Vice President

BANK OF MONTREAL (LONDON BRANCH), as a Lender

By:	/s/ Anthony Ebdon
Name:	Anthony Ebdon
Title:	Managing Director

By:	/s/ Lisa Rodriguez
Name:	Lisa Rodriguez
Title:	Managing Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

COMPASS BANK, as a Lender

By:	/s/ W. Brad Davis
Name:	W. Brad Davis
Title:	Senior Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

FIFTH THIRD BANK, as a Lender

By:	/s/ Kenneth W. Deere
Name:	Kenneth W. Deere
Title:	Senior Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kortney L. Knight
Name:	Kortney L. Knight
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Harry Comninellis
Name:	Harry Comninellis
Title:	Authorized Signatory

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Nigel Elvey
Name:	Nigel Elvey
Title:	Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Charles Howes
Name:	Charles Howes
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT